UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2004

MYLAN LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive
Canonsburg, PA 15317
(Address of principal executive offices)

(724) 514-1800
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     On August 13, 2004, Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), pursuant to approval by the Company’s Board of Directors, entered into an amendment to the Rights Plan by and between the Company and American Stock Transfer & Trust Company, dated as of August 22, 1996, as amended as of November 8, 1999. The amendment extends the final expiration date of the Rights Plan to August 13, 2014. The Rights Plan previously would have expired in September 2006. A copy of the amendment is attached hereto as Exhibit 4.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Amendment No. 2 to Rights Agreement, dated as of August 13, 2004, by and between the registrant and American Stock Transfer & Trust Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN LABORATORIES INC.
Date: August 16, 2004	By:	/s/ Edward J. Borkowski
Edward J. Borkowski Chief Financial Officer